Exhibit 10

MATRIX SERVICE COMPANY

AMENDED AND RESTATED SEVERANCE AGREEMENT

This Severance Agreement ("Agreement") is entered into on this      day of                     , 200     by and between              ("Executive") and Matrix Service Company ("Company"). This Agreement amends, restates and replaces the Severance Agreement executed by the parties effective                     , 20    .

This Agreement is made and entered into by Company and Executive in consideration of his continuing service and commitment to the Company.

I. Definitions:

A. "Adverse Event" means that the Executive has experienced an event that has a material adverse impact on Executive’s job position, responsibilities, duties, authorities, compensation or opportunities within the Company. An Adverse Event shall be considered "material" under this Paragraph I.A when: (i) the Executive experiences any reduction in base salary; (ii) the Executive experiences a reduction in salary range or opportunity for increases in salary; (iii) the Executive experiences a reduction in incentive compensation range or opportunity; (iv) there is a material reduction in the Executive’s executive benefits or perquisites; (v) the Executive is reassigned to a position or role with a lower salary range, salary opportunity, incentive range or incentive opportunity; or (vi) the Executive experiences a material reduction in responsibilities.

B. "Cause" means, with reference to a Severance Event, that the Executive has been severed from employment with the Company because of Executive’s theft of Company property, embezzlement or dishonesty that results in harm to the Company; continued gross or willful neglect of his job responsibilities after receiving written warnings regarding such neglect from the Company; conviction of a felony or pleading nolo contender to a felony charged under state or federal law; or willful violation of Company policy. A determination by the Company Board of Directors that an event constituting "Cause" under this Agreement has occurred shall be binding upon the Company and the Executive.

C. "Change of Control" means (i) the acquisition by any "person" or "group" (as defined pursuant to Section 13(d) under the Exchange Act) of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of in excess of 35% of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); (ii) during any one (1) year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (the "Board") (together with any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) cease for any reason to constitute a majority of the members of the Board; (iii) consummation of a merger, consolidation, recapitalization or reorganization of the Company, other than a merger, consolidation, recapitalization or reorganization which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting stock of the surviving entity (or if the surviving entity is a subsidiary of another entity, then of the parent entity of such surviving entity), more than fifty percent (50%) of the total voting power represented by the voting stock of the surviving entity (or parent entity) outstanding immediately after such merger, consolidation, recapitalization or reorganization; (iv) a "change in the ownership of a substantial portion of the assets" of the Company as these terms are defined under Code § 409A(a)(2)(A)(v) and Treasury Regulations § 1.409A-3(g)(5) or other then existing and applicable Treasury Regulations promulgated under Code § 409A that define the terms "change of control" for deferred compensation arrangements or (v) the Company's stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets to any Person. Upon identification and notice to the Board of the occurrence of one of the above events, the Board shall consider all the facts and circumstances at its next meeting, and shall confirm or deny by resolution or majority vote whether a "Change of Control" exists within the meaning of this Agreement. Any similar determination by the Board that a "Change of Control" has occurred under the terms of any other deferred compensation or stock option plan offered by the Company to executives or Board members shall constitute a determination that a "Change of Control" has also occurred within the meaning of this Agreement.

D. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

E. "Severance Benefit" means a payment of money to the Executive equal to, and not exceeding, ______ year’s annual compensation as defined under Treasury Regulation § 1.415-2(d) (as may be amended from time to time), but excluding any bonus compensation received from the Company, plus the average of all annual bonus compensation paid to the Executive in the ______ calendar years prior to the date of the Triggering Event.

F. "Severance Event" means that the Executive has been severed from employment by the Company without "Cause."

G. "Triggering Event" means an event described in Paragraph II.A, below.

II. Triggering Events and Payment of the Severance Benefit:

A. Triggering Events The Company shall pay the Executive the Severance Benefit only in the event one of the following Triggering Events:

1. There is a Change of Control of the Company and the Executive has suffered an Adverse Event or the Executive has suffered a Severance Event either on the date of the Change of Control or within twenty-four (24) months following the Change of Control date.

2. The Executive is terminated by the Company without Cause.

B. Payment of the Severance Benefit/Vesting of Stock Options

In the event a Triggering Event described in Paragraph II.A occurs:

1. Except with regard to a Forfeiture Event as described in Paragraph II.B.3, below, the Company shall pay to the Executive the Severance Benefit within the calendar year of the date of the Triggering Event and, generally, within thirty (30) business days of the date of the Triggering Event. In no event shall the payment of the Severance Benefit be made later than March 15th following the calendar year in which the Triggering Event occurred; and

2. Except with regard to a Forfeiture Event as described in Paragraph II.B.3 below, all stock options and other forms of long term incentive awards granted to the Executive shall vest upon a Change of Control of the Company in accordance with the Change of Control vesting provisions set forth in the award agreements governing such stock options and other forms of long term incentive awards. There shall be no accelerated vesting of stock options or lapse of restrictions on stock in the event Adverse Event is taken against the Executive by the Company or in the event of a Severance Event unrelated to a Change of Control.

3. Forfeiture Events.

(a) Notwithstanding the above, the Executive shall forfeit the Severance Benefit described in Paragraph II.A. only if the Executive shall fail to execute and return a non-interference, non-solicitation, waiver and release of claims and confidentiality agreement in a form satisfactory to the Company on or before the payment date. Failure of the Executive to timely execute and return such agreement shall constitute an absolute forfeiture of such Severance Benefit.

(b) The Executive shall absolutely forfeit the Severance Benefit and any vesting of stock options in the event the Employee suffers a Triggering Event for "Cause."

III. Miscellaneous Provisions:

A. Right to Terminate or Amend the Agreement. The Company may amend or terminate this Agreement at any time prior to the date a Triggering Event occurs; provided, however, that any such amendment or termination shall not be effective in the event of an Adverse Event, Change of Control or Severance Event that occurs within twelve (12) months of any such amendment or termination.

B. Successors to the Company. This Agreement shall be deemed assigned to and binding upon any successor entity to the Company, and shall remain in effect in the event such successor entity agrees to be bound. In the event a successor entity fails to take action to be bound by this Agreement within sixty (60) days of its assuming control of the Company, then an Adverse Event as defined by this Agreement shall be deemed to have occurred and the Severance Benefit shall be paid to the Executive within thirty (30) days thereafter.

C. Governing Law. This Plan shall be construed and governed by the laws of the State of Oklahoma, except when superceded by federal law.

D. No Trust. This Agreement shall not be deemed to create a trust in favor of the Executive.

E. No Assignment. The Executive’s rights under this Agreement may not be transferred, assigned or otherwise subject to alienation. The rights created under this Agreement are not subject to the claims of any of the Executive’s creditors.

F. Payment of Taxes. In the even that the terms of this Agreement are deemed by any state or federal taxing authority to create a presently ascertainable value constructively received by the Executive on the effective date of the Agreement, the Company shall pay to the Executive the amount of any interest or penalties assessed specifically on account of the Agreement’s terms.

G. Headings. Headings contained in this Agreement are for the convenience of the Company and Executive and do not alter, supplement or amend the terms and conditions of the Agreement.

H. No Contract for Services. The terms of this Agreement do not create a contract for services for any specific duration between the Company and Executive. Upon experiencing a Severance Event, the only right provided to the Executive is the right to receive any Severance Benefit due the Executive as stated herein.

I. Entire Agreement/Binding Nature of Agreement. This Agreement contains the entire agreement between the Company and Executive. Unless expressly referenced herein, the terms of any prior arrangement governing the same subject matter do not survive the execution of this Agreement.

"EXECUTIVE"

By:____________________

"COMPANY"
MATRIX SERVICE COMPANY

By:____________________
Name:
Title:

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